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                                                                    EXHIBIT 21.1

                    CORAM HEALTHCARE CORPORATION SUBSIDIARIES

Coram, Inc.
Coram Service Corporation
Coram Independent Practice Association, Inc.
Coram Prescription Services, Inc.
Coram Resource Network, Inc.
CTI Network, Inc.
HealthInfusion, Inc.
H.M.S.S., Inc.
T2 Medical, Inc.
Coram Healthcare Corporation of Alabama
Coram Healthcare Corporation of Florida
Coram Healthcare Corporation of Greater D.C.
Coram Healthcare Corporation of Greater New York
Coram Healthcare Corporation of Indiana
Coram Healthcare Corporation of Kentucky
Coram Healthcare Corporation of Michigan
Coram Healthcare Corporation of Mississippi
Coram Healthcare Corporation of Nevada
Coram Healthcare Corporation of Northern California
Coram Healthcare Corporation of Rhode Island
Coram Healthcare Corporation of South Carolina
Coram Healthcare Corporation of Southern California
Coram Healthcare Corporation of Southern Florida
Coram Homecare of Minnesota, Inc.
Coram Homecare of Illinois, Inc.
Curaflex Health Services, Inc.
Coram Alternate Site Services, Inc.
Coram Healthcare Corporation of Massachusetts
Coram Healthcare Corporation of New York
Coram Healthcare Corporation of North Texas
Coram Healthcare Corporation of Utah
Coram Healthcare of Wyoming, LLC
Home Care Hawaii, LLP (51% Coram Service Corporation and 49% Curaflex) Coram International Holdings Limited
Coram Healthcare Limited
Coram Pharmacy Limited
Wilcor Health Services
Carolina Home Therapeutics
Fairfax Hematology-Oncology, Inc.
Coram Homecare of Northern California, Inc.